Exhibit 21
                     List of Subsidiaries of the Registrant

                                                               Jurisdiction of
Country            Subsidiary Name                             Incorporation
-------            ---------------                             -------------
United States      Berlitz Investment Corp.                    Delaware
                   Berlitz Languages, Inc.                     New York
                   Berlitz Publishing Company, Inc.            Delaware
                   ELS Educational Services, Inc.              Delaware
                   Berlitz Franchising Corporation             Delawre
Canada             Berlitz Canada, Inc.                        Canada
Argentina          The Berlitz Schools of Languages
                      de Argentina, S.A.                       Argentina
Brazil             Berlitz Centro de Idiomas, S.A.             Brazil
Chile              Berlitz Escuelas de Idiomas S.A.            Chile
Colombia           Berlitz Colombia, SA                        Colombia
Mexico             Berlitz de Mexico, S.A. de C.V.             Mexico
Peru               Berlitz Centers Del Peru S. A.              Peru
Uruguay            Berlitz Uruguay S.A.                        Uruguay
Venezuela          Centro de Idiomas Berlitz de
                      Venezuela, C.A.                          Venezuela
Hong Kong          Berlitz Languages Limited                   Hong Kong
Japan              Berlitz Japan, Inc.                         Japan
                   ELS Japan, Inc.                             Japan
Korea              Berlitz Korea Co., Ltd.                     Korea
Malaysia           Berlitz (Malaysia) Sdn. Bhd.                Malaysia
Singapore          Berlitz Singapore Pte Ltd.                  Singapore
Taiwan             Berlitz International (Taiwan) Co., Ltd.    Taiwan
Thailand           Berlitz Thailand Limited                    Thailand
                   Princeton Holding Limited                   Thailand
                   Berlitz Bangkok Limited                     Thailand
Belgium            The Berlitz Schools of Languages of
                      Benelux, SA                              Belgium
Denmark            Berlitz International Danmark A/S           Denmark
                   Berlitz International Scandanavia A/S       Denmark
Finland            Oy Berlitz Ab                               Finland
France             Berlitz France, S.A.S.                      France
Netherlands        Berlitz Schools of Languages B.V.           Netherlands
Ireland            Berlitz (Ireland) Limited                   Ireland
Italy              Berlitz Translations, S.r.l.                Italy
                   Berlitz Language Centers, S.r.l.            Italy
Norway             Berlitz A/S                                 Norway
Spain              Escuelas de Idiomas Berlitz de
                      Espana, S.A.                             Spain
Sweden             Berlitz International Sweden Aktiebolag     Sweden
United Kingdom     Berlitz (U.K.) Limited                      United Kingdom
                   Berlitz Publishing Company Limited          U.K.
Austria            Berlitz Austria GmhH                        Austria
Czech Republic     Berlitz Schools of Languages, spol.  sr.o.  Czech Republic
Germany            Berlitz Deutschland GmbH                    Germany
Greece             Berlitz Hellas, E.P.E.                      Greece
Hungary            Berlitz Nyelviskola Korla Felelossegu
                      Tarsasag                                 Hungary
Israel             Berlitz (Israel) Ltd.                       Israel
Poland             Berlitz Poland Sp. zo.o                     Poland
Slovakia           Berlitz Jazykova Skola, spol. sr.o.         Slovakia
Slovenia           Berlitz tujijeziki d.o.o. Ljubljana         Slovenia
Switzerland        Editions Berlitz, S.A.                      Switzerland
                   The Berlitz Schools of Languages, A.G.      Switzerland